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                                 EXHIBIT (3)(b)

             FORM OF BROKER/DEALER SUPERVISION AND SALES AGREEMENT

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                            GENERAL AGENT AGREEMENT
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THIS AGREEMENT is made by and among each life insurance company ("Insurer");
each principal securities underwriter for the Insurer ("Underwriter"); each selling broker/dealer ("Broker Dealer"); and each selling insurance agency ("Agency") set forth on Schedule A--Signature Page which is attached to and made a part of this Agreement by this reference. This Agreement is initially effective on the date of first execution by the Insurer.

RECITALS

A. More than one Insurer, Underwriter, Broker Dealer, or Agency may execute this Agreement at its inception, or by subsequent addition of parties from time to time pursuant to a revised Schedule A. Each such execution shall be deemed to create a new and separate agreement between the Insurer and Underwriter on the one hand and the Broker Dealer and Agency on the other as the case may be. The terms of this Agreement shall apply separately with regard to each such agreement and no Insurer shall be liable for the obligations or actions of any other Insurer. One or more Product Commission Schedules attached and incorporated as Schedule B from time to time shall identify the specific parties who are authorized to issue, underwrite and distribute each life insurance or annuity product.

B. Insurer offers various life insurance and annuity products (the "Products") for sale to the public which may be registered with the U.S. Securities and Exchange Commission ("SEC") or not so registered (either "Registered Products" or "Unregistered Products," respectively).

C. Underwriter has been appointed as the principal underwriter of the Registered Products of Insurer (Insurer and Underwriter are collectively referred to as "Company").

D. Underwriter and Broker Dealer are registered with the SEC as broker/dealers under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are members of the National Association of Securities Dealers, Inc. ("NASD") in good standing.

E. Agency is duly life-insurance licensed and lawfully authorized to distribute the Unregistered Products, as set forth in this Agreement; and, if the Agency only distributes Unregistered Products, the provisions of this Agreement that specifically refer to Registered Products or the requirements of the NASD or SEC shall be inapplicable.

F. Broker Dealer is duly life-insurance licensed and lawfully authorized to market and distribute the Registered Products, as set forth in this Agreement, or, if Broker Dealer is not life-insurance licensed, Agency is duly life-insurance licensed, an associated person of Broker Dealer within the meaning of
Section 3(a)(18) of the Exchange Act, and lawfully authorized to market and distribute the Registered Products, as set forth in this Agreement (Broker Dealer and Agency are collectively referred to as "Producer").

NOW, THEREFORE, the parties agree as follows:

1.   APPOINTMENT

Company hereby appoints Producer to solicit and sell the Products listed on Schedule B to the extent authorized by and only in the states where Producer has been notified by Company that the Products are

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qualified for sale under all applicable securities and insurance laws and
Producer is duly life insurance-licensed and appointed with the Insurer ("States"). Producer must be duly life insurance-licensed and appointed in each State before soliciting any Product in such State. No exclusive rights are granted to Producer. Producer accepts this appointment as an independent contractor, on the terms set forth in this Agreement. Producer is free to accept appointments to represent and market other insurance companies' products and services.

2.   AUTHORITY AND RESPONSIBILITY

(a) Producer is authorized and responsible in each State to train, use and supervise qualified professional insurance agents and solicitors who are duly life insurance-licensed and appointed by the Insurer to sell the Products ("Subproducers"). To sell Registered Products, Subproducers must also be securities-licensed registered representatives of Broker Dealer and registered and qualified as necessary with the NASD and any appropriate state regulatory authority. Any Agency that sells Registered Products shall be an associated person of Broker Dealer under the Exchange Act. Broker Dealer agrees that any Agency or Subproducer whom the SEC, NASD or any self-regulatory organization ("SRO") bars or suspends from association with Broker Dealer or any other broker dealer will be terminated or suspended from all activities related to Registered Products.

(b) Producer shall notify Company in writing immediately upon hiring or contracting with any Subproducer for solicitation of the Products and upon the filing or receipt of any notice of termination of any Subproducer. Company reserves the right of final approval of the appointment of any Subproducers. Company may, in the reasonable exercise of its discretion, cancel the appointment of any Subproducer, upon notice to Subproducer and Producer.

(c) Producer shall ensure that it and all Subproducers: (i) as fiduciary for Company, collect and submit by noon Central Time of the next business day following receipt thereof, purchase payments to Company, such payments to be in the form of checks made payable solely to the order of Company or by wire or electronic transfers if appropriate arrangements therefor have been made with the Company; (ii) deliver the Product contract to the purchaser, unless the contract has been sent by Company to the purchaser; (iii) document each transaction, including the fact of delivery, and maintain any other documentation reasonably requested by Company; (iv) responsibly perform in good faith each authorized action hereunder in accordance with Company's administrative procedures and cooperate with Company as required to provide service for the Products; (v) make a determination with respect to each purchaser of any of the Products that such purchaser's investment in any of the Products is suitable as to such purchaser based upon a thorough review of the current financial situation and needs of each purchaser and notify Company promptly upon learning of any circumstances that render such suitability information inaccurate; (vi) establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its Subproducers and submit reports to Company as may be reasonably requested on the compliance with such procedures; and (vii) adopt, abide by, and enforce the principles set forth in the Principles and Code of Ethical Market Conduct of the Insurance Marketplace Standards Association as adopted by Company ("Ethics Code") in the "Agent's Guide to Professional Conduct" provided to Producer as Exhibit B to this Agreement. If Company receives customer checks and purchase orders directly from Producer's prospective purchasers it will, upon request, provide Producer with such copies as are necessary to make the required suitability determinations.

(d) Broker Dealer, on its own behalf and on behalf of Agencies and Subproducers, shall maintain the books and records relating to the sale of the Registered Products and the receipt and disbursement of

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Commissions (hereafter defined) and fees thereon so as to clearly and accurately disclose the nature and details of the transactions. Such books and records shall be maintained and preserved as required under the Exchange Act and the rules thereunder and shall at all times be compiled and maintained in a readily accessible place and in a manner that permits inspection by supervisory personnel of Broker Dealer, the SEC, the NASD, any other SRO of which Broker Dealer may become a member, and other appropriate regulatory authorities. Duplicate books and records relating to the Registered Products and maintained by Agencies and Subproducers shall be deemed books and records of Broker Dealer and shall also be readily accessible for examination by the SEC, NASD, any other SRO of which Broker Dealer may become a member, and other governmental authorities.

(e) Company reserves the unconditional right to refuse to accept purchase orders procured by Producer without specifying the reason therefor, as well as settlements tendered or made thereunder. Furthermore, Company reserves the unconditional right to modify any of the Products in any respect whatsoever, modify or alter the conditions or terms under which any policy form may be sold or regulate its sale in any way, discontinue or withdraw any policy form from any geographic area or market segment without prejudice to continuation of such form in any other area or market segment, suspend the sale of any of the Products, or cease doing business in any area in whole or in part, at any time without prior notice. Notwithstanding these rights, Company will use its reasonable best efforts to provide Producer with prior written notice of its intention to modify or suspend the sale of any Products.

(f) No variation of this authority and responsibility shall be permitted except with Company's prior written consent.

3.   PROHIBITIONS

Producer and Subproducers have no authority to, and Producer shall ensure that it and any Subproducers shall not: (a) make any promise or incur any debt on behalf of Company; (b) hold themselves out as employees or affiliates of Company; (c) misrepresent, add, alter, waive, discharge, or omit any provision of the Products, the then-current prospectus for the Registered Products or the underlying funds, confirmation statements, or other Company materials; (d) waive any forfeiture, extend the time of making any payments, or alter or substitute any of Company's forms; (e) use, or supply to a third party for use, any of Company's forms other than for purposes of this Agreement; (f) take any action which is likely to induce the surrender, transfer, exchange, replacement, cancellation, or non-renewal of any Product; it is understood, however, that Producer will market Company's Products, and the products and services of other companies Producer represents, so that recommendations are made to purchasers on the basis of suitability of the product based on the purchaser's individual financial needs analysis, and Producer will make every reasonable effort to maintain in force all policies issued by the Company, except to the extent that doing so is contrary to a purchaser's specified wishes or the Product is no longer demonstrably suitable for the particular purchaser; (g) pay or allow to be paid any inducement not specified in the contract for the Products; (h) cause any premium or consideration to be rebated, in any manner whatsoever, directly or indirectly; (i) give or offer to give, on Company's behalf, any advice or opinion regarding the taxation of any purchaser's or prospective purchaser's income or estate in connection with the sale or solicitation for sale of any Products; (j) sign or allow any person to sign a form or other document for another except pursuant to a proper power of attorney or guardianship appointment approved by Company; (k) negotiate, deposit, or co-mingle purchase payments except as may be otherwise specifically agreed in a written addendum to this Agreement; (l) enter into any contracts with Subproducers for the solicitation of the Products with anyone not licensed and appointed with Company; (m) engage in speculation of human life in any way; (n) solicit or take applications for the Products in a state other than

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the purchaser's state of residence in order to circumvent the insurance laws of such purchaser's state of residence; (o) take any other action beyond the scope of the authority granted under this Agreement; or (p) allow any employee or contractor of Agencies nor any Subproducer who is not a registered representative of Broker Dealer to engage in securities activities, receive compensation based on securities transactions or providing securities advice, recommend any security, give investment advice, discuss the merits of any security or type of security, respond to any question that might require familiarity with the securities industry, handle or maintain customer funds, including checks routed through Broker Dealer and Agencies, or securities in connection with securities transactions, or have any involvement in securities transactions other than providing clerical or ministerial assistance.

4.   REPRESENTATIONS AND WARRANTIES

(a) Producer represents and warrants that it and each person or entity whom they employ or contract with in connection with sales of the Products or to whom it pays commissions pursuant to this Agreement: (i) will have sound business reputations and backgrounds (as more fully described in the General Letter of Recommendation attached as Exhibit A and incorporated by reference); (ii) will be duly life insurance-licensed, appointed to represent Company, and securities-registered (for Registered Products) in compliance with all applicable laws and regulations prior to and during the sale of any Products pursuant to this Agreement; and (iii) will comply with all other applicable laws and regulations and applicable procedures, Ethics Codes, manuals, and other written rules and regulations of Company as delivered to Producer from time to time. Producer shall take all necessary steps to communicate the Company's rules and regulations to such persons.

(b) Broker Dealer represents and warrants that it is responsible for the training, supervision, and control of the registered representatives. Broker Dealer will provide conduct manuals to unregistered employees of Agencies and Subproducers, which shall specify the limitations on such unregistered employees' permissible securities activities, and that it will use reasonable best efforts to monitor and perform periodic reviews of Agencies and Subproducers to ensure compliance with the conduct manuals.

(c) Agencies represent and warrant that they will monitor the activities of their unlicensed and unregistered employees and ensure their compliance with the limitations on their permissible insurance and securities activities as set forth in the conduct manuals.

(d) Producer represents and warrants that it will comply with all applicable federal and state laws, rules, and regulations, including securities and laws, NASD rules applicable to broker dealers and registered representatives, any other applicable rules of self-regulatory organizations, and conduct manual policies and procedures.

(e) Producer represents and warrants that it has full power and authority to enter into this Agreement and to perform its obligations hereunder.

(f) Company represents and warrants that all Products have been filed with and approved by the appropriate insurance departments in compliance with the laws of each State and that Company is licensed to do business by the insurance department of each State. Further, Company represents and warrants that the Registered Products have been filed and registered as appropriate with the SEC and NASD and are in compliance with the applicable regulations promulgated under the Exchange Act. The Company will, during the term of this Agreement, notify Producer of the issuance by the SEC of any stop order with respect to the registration statement or any amendments thereto or the initiation of any proceedings for that

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purpose or for any other purpose relating to the registration and offering of the Products and of any other action or circumstance that may prevent the lawful sale of the Products in any state or jurisdiction.

5.   COMMISSIONS AND CHARGEBACKS

(a) Company shall pay Producer, for sales in States where it is properly life insurance-licensed, the commissions (the "Commissions"), if any, set forth on the applicable Schedule B. Broker Dealer shall report all Commissions for Registered Products on its FOCUS and NASD Fee Assessment reports. The Insurer is solely responsible for the payment of all Commissions, Underwriter's liability, if any, for Commissions payable is limited solely to proceeds of Commissions receivable from Insurer.

(b) Producer shall pay to Company, or Company may offset from Commissions due, the chargebacks (the "Chargebacks") set forth on the applicable Schedule B. This right to offset shall constitute a first lien against any compensation due Producer from Company or any of its affiliates and shall have priority over any assignment by Producer or by operation of law. No Commissions will be paid to Producer on Products that are surrendered or canceled and subsequently reinstated or rewritten, or on premiums that result from prior partial withdrawals from the Product. Producer shall pay Company in full for any indebtedness to Company arising under this Agreement or otherwise within thirty
(30) days of demand. Producer will pay the maximum lawful rate on any indebtedness to Company, along with reasonable legal expenses, attorney fees, and court costs incurred by Company.

(c) Company reserves the right, upon reasonable notice to Producer, to revise any Commissions or Chargebacks payable on Products issued, renewed, converted, or exchanged in the future. Notwithstanding any other provisions of this Agreement to the contrary, Company shall not be obligated to pay any compensation which would be in violation of any applicable law, rule, regulation or order.

(d) Producer shall be solely liable for and shall promptly pay any and all amounts payable to any Subproducer in connection with the sale of Products. No Subproducer or other person shall have any claim against Company on account of the sale or service of any Product.

6.   INDEMNIFICATION

(a) By Company. Company shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement. Company agrees to indemnify and hold harmless Producer and each officer or director of Producer against any losses, claims, damages, or liability, joint or several, to which Producer or such officer or director may become subject, under the Securities Act of 1933, as amended, (the "Securities Act") or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained in any registration statement or any post-effective amendment thereto or in the prospectus or any amendment or supplement thereto for the Products, or any Sales Materials provided by Company; or (ii) the failure of Company, their officers, employees, or agents to comply with the provisions of this Agreement. Company agrees to reimburse Producer and any director or officer or controlling person of Producer for reasonable legal or other expenses (including attorney's fees) incurred by Producer or such director, officer, or controlling person in connection with investigating or defending any such losses, claims, damages, liabilities, or actions. This indemnity agreement will be in addition to any liability that Company may otherwise have.

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(b)  By Producer. Producer shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement. Producer agrees to indemnify and hold harmless Company and each of its current and former directors and officers and each person, if any, who controls or has controlled Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities to which Company and any such director or officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Products by Producer, its agents, employees, or representatives; (ii) claims for commissions, services fees, development allowances, reimbursements, or other compensation or remuneration of any type relating to any Subproducer or former Subproducer or relating to any employee or contractor of Producer or any Subproducer; or (iii) the failure of Producer, its officers, employees, agents or Subproducers to comply with the provisions of this Agreement, including any unauthorized actions, errors or omissions by Subproducers. Producer agrees to reimburse Company and any director or officer or controlling person of Company for any reasonable legal or other expenses (including attorney's fees) incurred by Company or such director, officer, or controlling person in connection with investigating or defending any such losses, claims, damages, liabilities, or actions. This indemnity agreement will be in addition to any liability that Producer may otherwise have.

7.   APPROVAL OF ADVERTISING

(a) No sales, promotion or other advertising or training materials relating to the Products or Company ("Sales Material") shall be used unless approved in writing by Company prior to such use. "Sales Material" shall include, but is not limited to, any material relating to the Products or Company which are designed to create public interest in life insurance or annuities or in an insurer, or in an insurance producer, or to induce the public to purchase, modify, increase, reinstate, borrow on, surrender, replace, or retain a policy of insurance or annuity.

(b) The consideration for and the giving of such approval shall apply to each specific request and shall not be construed to have applied to any subsequent materials or programs. At least one hard copy of each piece of Sales Materials in the form used shall be supplied to Company within ten days of first use. Additional copies or longer time period may be required for Sales Materials that may be required to be filed for approval with state regulatory authorities.

(c) No representations in connection with the sale or solicitation for sale of the Products, other than those contained in the currently effective registration statement and prospectus for each Registered Product filed with the SEC, or in the approved Sales Materials for each Product, shall be made by Producer. Producer assumes full responsibility for all Sales Materials not prepared by Company and all such Sales Materials will be deemed to be Producer's materials.

(d) The Company will use reasonable efforts to provide you with information and marketing assistance, including providing reasonable quantities of advertising materials, sales literature, and reports on such terms and at such costs as the Company and the Producer shall mutually agree from time to time. Sales Material provided by the Company shall have been authorized by the Company and shall conform to all applicable legal requirements as of the date of delivery. Company shall not use any advertising material, prospectus, proposal, or representation referring to Producer or its affiliates unless furnished by Producer or until the approval of Producer shall have been first secured. The consideration for and the giving of such approval shall relate to each specific request and shall not be construed to have applied to any subsequent materials or programs.

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(e)  The provision of Products and Sales Material for the Products to Producer
shall not provide the Producer with any license to use any tradenames, trademarks, service marks or logos or proprietary information of the Company, except to the extent necessary for the Producer to distribute the policies in accordance with the terms of this Agreement.

8.   CONFIDENTIALITY

Except as required by law, regulation, subpoena, court order, or other lawful authority, all information communicated to one party by another party relating to the Company or any Producer or Subproducer, including customer information, whether before the effective date or during the term of this Agreement, shall be received in strict confidence, shall be used by it and its employees, agents, attorneys, or accountants only for the purposes of this Agreement, and no such information shall be disclosed by the recipient party, its employees, agents, attorneys, or accountants without the prior written consent of the party that provided the information. Each party shall take all reasonable precautions to prevent the disclosure to outside parties of such information including, without limitation, the terms of this Agreement.

9.   COMPLAINTS AND INVESTIGATIONS/COMPLAINT LOGS

(a) Producer and Company jointly agree to cooperate fully in any insurance or securities regulatory or self-regulatory investigation or proceeding or judicial proceeding arising in connection with the Products. Producer, upon receipt, shall notify Company of any notice of any regulatory or self-regulatory investigation or proceeding or judicial proceeding arising in connection with the Products no later than by next day express or overnight mail. Producer and Company further agree to cooperate fully in any regulatory or self-regulatory investigation or proceeding or judicial proceeding with respect to Producer, Company, their affiliates, and their agents or representatives to the extent that such investigation or proceeding is in connection with the Products. Producer shall furnish applicable federal, state, self-regulatory authorities with any information or reports in connection with their services under this Agreement which such authorities may request in order to ascertain whether Company's operations are being conducted in a manner consistent with any applicable law, regulation, or rule of an SRO. Each party shall bear its own costs and expenses in complying with any regulatory or self-regulatory requests, subject to any right of indemnification that may be available pursuant to
Section 6 of this Agreement.

(b) Company and Producer shall each develop and maintain their own log of Policyholder complaints arising out of the Products contemplated by this Agreement, in a form and substance as mutually agreed. The log will record the date and substance of each Policyholder complaint and date and substance of resolution of each such complaint. Each party's log shall be provided to the other upon reasonable request.

(c) Each party will immediately notify the other party of any Policyholder complaint or other complaint against that party or its agents or producers or third party vendors arising from performance or lack thereof, of this Agreement. For purposes of this Agreement, a Policyholder complaint includes, but is not limited to, an oral or written notification that: (1) expresses a grievance or alleges misrepresentation of information, improper sales practices or confusion over the Product's status as an insurance product; or (2) an error or inaction or unfair treatment by former or current employees or agents of Producer, Company or affiliates of each, and (3) requests resolution of the matter. Each party will, upon receipt of any summons, complaint, or notice of suit, forward such notice to the other party no later than by next-day express or overnight mail.

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10.  TERMINATION

(a) This Agreement shall continue in force from its effective date and may be terminated by either party providing ninety (90) days written notice to the other.

(b) Notwithstanding the provisions of subsection (a), either party may terminate this Agreement immediately and without notice if the other party (i) ceases to be registered under the Exchange Act or to be a member in good standing of the NASD, (ii) fails to comply with any licensing laws or any other law or regulation, (iii) becomes insolvent or bankrupt or suffers other financial impairment that may affect its or the other party's performance of this Agreement, or (iv) either Company or Producer are prohibited from offering the Products hereunder as a result of any change in federal or state laws or regulations.

(c)  Any party may terminate this Agreement at any time, with Cause, upon thirty
(30) days' written notice to the other party. "Cause" shall be defined as a breach of a material provision of this Agreement. In the event of notification of a termination for Cause, and upon request, the other party has the right to a thirty(30) day cure period for the breach. If the party is able to cure the breach to the good faith satisfaction of the other party within the cure period, this Agreement will continue in effect as though it were never terminated.

(d) Sections 3, 6, 8, 9, 12, 13(c), and 13(j) of this Agreement shall survive the termination of this Agreement to the maximum extent permitted by law. Producer shall settle all accounts with Company and shall continue to be responsible for all applicable Chargebacks.

11.  MARKET TIMING

Company reserves the right to terminate this Agreement immediately without Cause and without notice to any other parties if Company, in its reasonable discretion, determines that any of Producer's or Subproducers' clients are engaging in market timing activities with respect to any portfolios of the Registered Products or that any Producer or Subproducer, is providing advice or assistance to any persons to engage in such market timing activities, and such activities have or may have an adverse effect on the Company, the Company's policyholders, or the performance or operations of the portfolios. In addition, Company reserves the right to reject any purchase orders submitted by any parties whom (or whose clients) Company determines to be engaging in market timing activity. In addition to the indemnification provided in Section 6 of this Agreement, and any other liability Producer may have, Producer will be liable to the Company and each portfolio affected by such market timing activity for any damages or losses actual or consequential, sustained by them as a result of such market timing activity.

12.  BOOKS, RECORDS

Each party shall maintain at its principal administrative office adequate books and records of all transactions under this Agreement. Each party hereto shall have the right, during normal business hours and upon ten (10) days prior written notice, to inspect and audit the books and records of the other party relating solely to the business contemplated by this Agreement, including files, letters, Sales Material, and other documents relating in any way to such business. Such books and records shall be maintained in accordance with prudent standards of insurance and securities recordkeeping for the term of this Agreement and for the five-year period following the termination of this Agreement or longer if required by any Federal or state law.

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13.  GENERAL PROVISIONS

(a) This Agreement shall be governed as to its validity, interpretation, and effect by the laws of the state of domicile of the Insurer as set forth on Schedule A without giving effect to principles of conflicts of laws.

(b) This Agreement, including each Schedule, Exhibit, Addendum signed by the parties, contains the entire understanding and agreement among the parties with respect to its subject matter and with respect to sales of the Products, and supersedes all prior and contemporaneous discussions, agreements, and understandings. Producer and Company hereby acknowledge that they have not relied upon any representations other than the representations expressly contained within this Agreement. This Agreement may not be amended or supplemented except by a written agreement signed by the party against whom enforcement of the same is sought.

(c) This Agreement or any of the rights or obligations hereunder may not be assigned by any party without the prior written consent of the other parties hereto.

(d) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and, to the extent permissible hereunder, assigns.

(e) Nothing in this Agreement, nor any acts of the parties hereto, shall be deemed or construed by the parties hereto, or any of them, or any third party, to create the relationship of employer and employee, or a partnership or joint venture, or, except to the extent expressly provided herein, principal and agent, between Company and Producer.

(f) Any notice required to be given by one party to another shall be (i) personally delivered or (ii) mailed by registered or certified mail, postage prepaid, if to Company, at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499-0001 attention Financial Markets Division, with a copy at the same address to Financial Markets Division General Counsel, and if to Producer, at the addresses set forth on Schedule A or such different address as set forth in a written notice from one party to the other in compliance with this subsection. All such notices shall be deemed delivered when so mailed or hand-delivered. Alternatively, such notices shall be deemed delivered by timely transmission of the writing, delivery charges prepaid, to a third-party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery to the other party on the next business day.

(g) In the event any term, phrase, clause, paragraph, restriction, covenant, or agreement contained in this Agreement or the attached Schedules shall be held to be invalid or unenforceable by a court of competent jurisdiction, the same shall be severable and shall not defeat or impair the remaining provisions thereof.

(h) A waiver by any party of the breach of any provision of this Agreement by another party shall not operate or be construed as a waiver of any other or subsequent breach by any party.

(i) This Agreement has been duly authorized, executed, and delivered on behalf of Producer and Company and constitutes a valid and binding agreement of the parties enforceable in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other laws affecting or limiting the enforcement of creditors' rights generally; (ii) as such

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enforceability is subject to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law; and (iii) as the right of a party to indemnification or contribution may be judicially determined to be unenforceable.

(j) Each party agrees to cooperate fully with each other in the resolution of all matters arising out of the business of this Agreement. The parties agree that this Agreement involves "commerce" within the meaning of the Federal Arbitration Act, and that any dispute between the parties arising out of or related to this Agreement will be resolved by binding arbitration in accordance with this Section and the procedural and discovery rules of the Federal Arbitration Act. The arbitration will take place in Cedar Rapids, Iowa, unless we mutually agree to another location. The arbitration will be determined by one neutral arbitrator as agreed upon by each party. If the parties fail to appoint an arbitrator on a timely basis or are unable to agree on the choice of an arbitrator on a timely basis, the arbitrator will be appointed by the office of the Judicial Arbitration and Mediation Service in the city where the arbitration takes place, or by another mutually agreeable arbitration service. The arbitrator's decision will be binding on the parties and the decision will be final with no right of appeal. The award of the arbitrator may be entered as a final judgment in any court which has jurisdiction thereof. The cost of arbitration, including the fees of the arbitrator, will be borne by the party or parties as the arbitrator decides. Each party hereto hereby waives the right to a trial by either a jury or a court, including but not limited to a trial of any issue concerning the validity of this section and the right of appeal from the arbitrator's award. Each party waives any claim to recover punitive damages and non-compensatory damages against the others.

(k) The masculine, feminine or neuter pronouns used in this Agreement shall be interpreted without regard to gender and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

(l) For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document.

(m) This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all parties hereto.

                     [SCHEDULE A--SIGNATURE PAGE FOLLOWS]

                          SCHEDULE A--SIGNATURE PAGE
                            GENERAL AGENT AGREEMENT
--------------------------------------------------------------------------------

Complete and attach additional copies of this Schedule as needed. Include tax ID number where indicated and sign on page A-2. Attach copies of current Agency licenses for applicable states.

--------------------------------------------------------------------------------
                           Insurers and Underwriters

The following affiliated Insurers and Underwriters are deemed to be parties to, and bound by all provisions of, the General Agent Agreement with respect to Products issued or underwritten by such parties:

                 Insurers                             Underwriters

Name___________________________________    _________________________________
State of Domicile______________________    _________________________________
Name___________________________________    _________________________________
State of Domicile______________________    _________________________________

--------------------------------------------------------------------------------

                          Broker Dealers and Agencies

The following affiliated Broker Dealers and Agencies are deemed to be parties to, and bound by all provisions of, the General Agent Agreement with respect to Products distributed by such parties:

_______________________________________
(Print name of Broker Dealer above)        Contact Person at Broker Dealer:
Address: ______________________________    Name:____________________________
         ______________________________    Phone:___________________________
         ______________________________    Fax:_____________________________
Tax ID #:______________________________    E-mail:__________________________

_______________________________________
(Print name of Agency above)               Contact Person at Agency:
Address: ______________________________    Name:____________________________
         ______________________________    Phone:___________________________
         ______________________________    Fax:_____________________________
Tax ID #:______________________________    E-mail:__________________________

-------------------------------------------------------------------------------------------------------------------------
Contact person for client policy and licensing matters       Mail address for client policy and licensing matters:
(if different from above):                                             __________________________________________________
                                                                       __________________________________________________
Name:_________________________________________________                 __________________________________________________
Phone:________________________________________________                 __________________________________________________
Fax:__________________________________________________       Main office?  Y or N (if yes, please list address here)
E-mail:_______________________________________________       Branch?  Y or N (if yes, enclose list of branch addresses)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Contact person for commissions matters                       Mail address for commission statements and checks:
(if different from above):                                             __________________________________________________
                                                                       __________________________________________________
Name:_________________________________________________                 __________________________________________________
Phone:________________________________________________                 __________________________________________________
Fax:__________________________________________________       Main office?  Y or N (if yes, please list address here)
E-mail:_______________________________________________       Branch?  Y or N (if yes, enclose list of branch addresses)
-------------------------------------------------------------------------------------------------------------------------

                                  SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the dates written below.


___________________________________   ______________________________________
Insurer                               Underwriter

By: _______________________________   By: _________________________________
Title: ____________________________   Title: ______________________________
Date signed: ______________________   Date signed: ________________________



___________________________________   __________________________________________
Print Name of Broker Dealer Above     Print Name of *Agency Above (Broker Dealer
                                      should sign here also if life insurance-licensed)

By: _______________________________   By: _________________________________
Title: ____________________________   Title: ______________________________
Date signed: ______________________   Date signed: ________________________

*Complete and attach additional copies of this page if needed for more parties.

                                  SCHEDULE B
                            GENERAL AGENT AGREEMENT

                          Product Commission Schedule
                                   [Sample]

This Schedule shall be an integral part of the General Agent Agreement among the parties hereto ("Agreement") and shall supersede any portion of that Agreement which conflicts with the provisions hereof. All other provisions of the Agreement remain in full force and effect.

PFL Life Insurance Company ("Company") and AFSG Securities Corporation ("Underwriter") authorize the undersigned Broker Dealer and Agency (or Agencies) to offer and solicit for sale the following securities product through persons who are properly registered or licensed with both the National Association of Securities Dealers, Inc. and applicable state insurance licensing authorities. Such persons, where required, have authorized Broker Dealer or Agency to receive such commissions.

Product Name:                                  Policy Form Number:
____________________                           ____________________________




            [Additional terms as specified for particular products]








_________________________________    ___________________________________
Insurer                              Underwriter
By:  SAMPLE                          By:  SAMPLE
Title: __________________________    Title: ____________________________
Date: ___________________________    Date: _____________________________


_________________________________    ___________________________________
Broker Dealer                        Agency
By:  SAMPLE                          By:  SAMPLE
Title:___________________________    Title:_____________________________
Date:____________________________    Date:______________________________

                                   EXHIBIT A
                            GENERAL AGENT AGREEMENT

                       General Letter of Recommendation

Producer hereby certifies to the Company that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as agents of the Company submitted by Producer. Producer will, upon request, forward proof of compliance with same to the Company in a timely manner.

  We have made an identity, criminal, and credit investigation of each applicant and declare that each applicant is personally known to us, and we are unaware of any reason why each applicant would not be worthy of a license.

  When required because the applicant intends to solicit Registered Products, we have on file a U-4 form which was completed (and has been amended, as required) by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, including but not limited to: (i) checking for and investigating criminal arrest and conviction records available to the Broker Dealer on the CRD system; and (ii) communicating with each employer of the applicant for 3 years prior to the applicant's registration with our firm. Each applicant is presently registered as a NASD registered representative.

  The above information in our files indicates no fact or condition that would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

  At the time of application, in those states required by the Company, we shall provide the Company with a copy of the entire U-4 form, or designated pages, thereof, completed by each applicant, including any amendments or updates thereto, and we certify those items are true copies of the original.

  We certify that all educational requirements have been met for the specified state in which each applicant is requesting a license in, and that all such persons have fulfilled the appropriate examination, education, and training requirements.

  If the applicant is required to submit a picture, a signature, and securities registration in the state in which the applicant is applying for a license, we certify that those items forwarded to the Company are those of the applicant and the securities registration is a true copy of the original.

  We hereby warrant that the applicant is not applying for a license with the Company in order to place insurance chiefly and solely on the applicant's life or property, or lives or property of the applicant's relatives, or property or liability of the applicant's associates.

  We will not permit any applicant to transact insurance in a state as an agent until duly licensed and appointed therefor with the appropriate state insurance regulatory authority. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.